Exhibit 3.1
AMENDED CERTIFICATE OF INCORPORATION WHEREAS, the Amended Certificate of Incorporation of FIRST TRINITY FINANCIAL CORPORATION has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma. Filed in the city of Oklahoma City this 30th day of July. 2008. Secretary of State

AMENDED CERTIFICATE OF INCORPORATION (AFTER RECEIPT OF PAYMENT OF STOCK) TO: OKLAHOMA SECRETARY OF STATE 2300 N, Lincoln Blvd., Room 101, State Capitol Building Oklahoma City, Oklahoma 73105-4897 (405)-521-3912 • The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies: 1. A. The name of the corporation is: First Trinity financial Corporation B. As amended: The name of the corporation has been changed to: N/A (Please Note: The new name of the corporation MUST contain one of the following words: association company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., inc. or ltd.) The name of the registered agent and the street address of the registered office in the State of Oklahoma is: GRECC ZAWN 7633 El300 PI Ste230, Tulsa, Tulsa 74133 Name of Agent Street Address _____ City _____ Country _____ Zip Code (P.O. BOXES ARE NOT ACCEPTABLE) 3.The duration of the corporation is: _____ Perdetual

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is: NUMBER OF SHARES SERIES PAR VALUE PER SHARE (If any) (Or, if without par value, so state) COMMON 8,000,000 $.01 PREFERRED 550,000 $.01 5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made: AMENDENT ADDING TO THE ADDING TO THE ARTICLES OF INCORPORATION TO PROVIDE THE BOARD OF DIRECORNS SKILL ISSUE THE POWER TO ALTER, AMENS, REPEAL . OR ADOPT NEW BY LAWS OF THE CORPORATION That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendments) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments). IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 24 day of July ,2008 By President (PLEASE PRINT NAME) ATTEST: BY ASSISTANT Secretary (PLEASE PRINT NAME)